Exhibit 99.1

MONTROSE ENVIRONMENTAL GROUP ANNOUNCES FIRST QUARTER 2023 RESULTS

- Strong Operating Segment Adjusted EBITDA Growth -

- Solid Margin Expansion in Operating Segment Adjusted EBITDA -

- Net loss of $14.7 million and Consolidated Adjusted EBITDA1 of $16.6 million -

- Continued Improvement in Cash Flow from Operations Year-over-Year -

- Strong Balance Sheet and Cash Generation Support Acquisitions and R&D Successes -

- Raises Consolidated Adjusted EBITDA1 Outlook for Full Year 2023 -

Little Rock, Arkansas (May 9, 2023) – Montrose Environmental Group, Inc. (the “Company,” “Montrose” or “MEG”) (NYSE: MEG) today announced results for the first quarter ended March 31, 2023.

Montrose Chief Executive Officer and Director, Vijay Manthripragada, commented, “We are pleased to start 2023 with strong growth and margin improvement in our Operating Segment Adjusted EBITDA and Consolidated Adjusted EBITDA1 and growth in our cash flow generation. We experienced solid organic growth across multiple business lines, particularly in our consulting and testing services. Our multi-year outlook for our remediation and reuse segment remains very robust, though this year is expected to be more moderated following the triple digit growth in our water and renewable energy services last year. CTEH also began the year well, engaging in several environmental responses for the energy and transportation industries, in particular.”

Mr. Manthripragada continued, “We remain very bullish on the capital allocation opportunities in the environmental industry, and we remain forward leaning on strategic acquisitions and technology investments. Since the start of 2023, we have welcomed teams from GreenPath Energy, Frontier Analytical and Environmental Alliance into the Montrose family. We expect several others to follow given our focus on our mission and our reputation as an additive consolidator in our fragmented industry. In terms of technology, our R&D department continues to enjoy success with patent development and technology launches related to PFAS treatment and destruction, carbon dioxide capture, methane emissions monitoring, and the conversion of waste to energy and resources. Our innovation continues to create opportunities for our employees, differentiate us in the marketplace, create barriers to entry with long term organic growth opportunities, and help us towards achieving our mission of helping solve some of the world’s most intractable problems.

On the back of this strong momentum in our business in 2023, we are increasing our Consolidated Adjusted EBITDA1 outlook for the year. We remain as excited as ever about Montrose’s outlook and the continued transformation we anticipate in 2023.”

_______________________________

(1) Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share are non-GAAP measures. See the appendix to this release for a discussion of these measures, including how they are calculated and the reasons why we believe they provide useful information to investors, and a reconciliation for historical periods to the most directly comparable GAAP measures.

First Quarter 2023 Results

Total revenue in the first quarter of 2023 was $131.4 million compared to $134.7 million in the prior year quarter. The change in revenues was primarily due to lower demand for COVID-19 related services provided by CTEH, lower revenues in a specialty lab we are discontinuing, and the timing of projects in our Remediation and Reuse segment. Excluding revenue from COVID-19 related services of $3.8 million and $21.4 million, in the respective first quarters of 2023 and 2022, and the lab we are discontinuing of $1.4 million and $5.6 million, in the respective first quarters of 2023 and 2022, revenue in the first quarter of 2023 was $126.2 million compared to $107.7 million in the prior year quarter, an increase of 17.2% over the prior year period, mainly owing to strong organic growth in our Assessment, Permitting and Response and our Measurement and Analysis segments, an increase in CTEH environmental response revenues, and the contributions of acquisitions completed during the past twelve months.

Net loss was $(14.7) million, or a loss of $(0.63) per share, in the first quarter of 2023 compared to a net loss of $(7.5) million, or a loss of $(0.39) per share, in the prior year quarter. The year-over-year change was primarily attributable to higher stock-based compensation expense in the current year, as well as a charge in the current year related to the change in fair values of our interest rate swap and preferred series A-2, compared to a gain on the interest rate swap in the prior year period.

Adjusted Net Income1 was $3.4 million in the first quarter of 2023 compared to Adjusted Net Income1 of $5.5 million in the prior year quarter. The year-over-year change was primarily attributable to a higher tax impact of adjustments as a result of a $4.3 million change in the impact of fair value adjustments to financial instruments.

First quarter 2023 Consolidated Adjusted EBITDA1 was $16.6 million compared to $16.5 million in the prior year quarter, primarily due to replacement of legacy COVID-19 services with environmental responses at CTEH, strong demand for our testing services, and the benefit of pricing, which more than offset the expected decline in Remediation and Reuse revenue. Excluding $1.3 million in Adjusted EBITDA in 2022 from the lab we are discontinuing and the adjustment for start-up losses of $0.8 million (an adjustment no longer being made in 2023), Consolidated Adjusted EBITDA1 in the first quarter of 2023 was $16.6 million, compared to $14.4 million, in the prior year period, which represented 12.8% and 11.2% of revenues, respectively, excluding revenues from the lab we are discontinuing.

Operating Cash Flow, Liquidity and Capital Resources

Cash provided by operating activities was $3.0 million in the first quarter of 2023, compared to cash used in operations of $18.3 million in the prior year quarter. Cash used in operations in the prior year period included payment of contingent consideration of $19.5 million. Excluding acquisition-related contingent earnout payments, which are not part of day-to-day operations, cash provided by operating activities increased by $1.8 million, compared to $1.2 million in the prior year quarter.

As of March 31, 2023, Montrose had total debt, before debt issuance costs, of $164.1 million and $201.8 million of liquidity, including $76.8 million of cash and $125.0 million of availability on its revolving credit facility. At our current leverage ratio and inclusive of our fixed rate on $100.0 million of debt under our interest rate swap through January 2025, our weighted average interest rate was 6.1% as of March 31, 2023.

As of March 31, 2023, Montrose’s leverage ratio under its credit facility, which includes recently completed acquisitions and acquisition-related contingent earnout payments that may become payable in cash, was 1.4 times.

Acquisitions

In January 2023, Montrose acquired the business of Frontier Analytical Laboratories (“Frontier”), an environmental laboratory specializing in high-resolution gas chromatography mass spectrometry analytical services based in Northern California. Frontier is a part of the Company’s Measurement and Analysis segment.

In February 2023, Montrose acquired Environmental Alliance (“EAI”), a leading environmental engineering and consulting business in Delaware. EAI is part of the Company’s Remediation and Reuse segment.

In May 2023, Montrose acquired GreenPath Energy (“GreenPath”), a leading optical gas imaging and fugitive emissions management services firm in Canada. GreenPath is part of the company’s Measurement and Analysis segment.

In April 2023, Montrose entered into an arrangement agreement to acquire Matrix Solutions (“Matrix”), one of Canada’s leading environmental companies. Subject to obtaining necessary approvals, the transaction is expected to close towards the end of the second quarter of 2023.

Full Year 2023 Outlook

Given the strong performance in the first quarter, the Company has increased its expectation of full year 2023 Consolidated Adjusted EBITDA1 to be in the range of $70 million to $76 million from previously issued guidance of $68 million to $74 million. Expectations for the full year 2023 revenue range are unchanged at $550 million to $600 million.

Our revenue and Consolidated Adjusted EBITDA1 outlook does not include any benefit from future acquisitions that have not yet been completed, including Matrix Solutions.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, May 10, 2023 at 8:30 a.m. Eastern time to discuss first quarter financial results. Their prepared remarks will be followed by a question and answer session. A live webcast of the conference call will be available in the Investors section of the Montrose website at www.montrose-env.com. The conference call will also be accessible by dialing 1-844-826-3035 (Domestic) and 1-412-317-5195 (International). For those who are unable to listen to the live broadcast, an audio replay of the conference call will be available on the Montrose website for 30 days.

About Montrose

Montrose is a leading environmental solutions company focused on supporting commercial and government organizations as they deal with the challenges of today, and prepare for what’s coming tomorrow. With 2,800+ employees across more than 80 locations around the world, Montrose combines deep local knowledge with an integrated approach to design, engineering, and operations, enabling the Company to respond effectively and efficiently to the unique requirements of each project. From comprehensive air measurement and laboratory services to regulatory compliance, emergency response, permitting, engineering, and remediation, Montrose delivers innovative and practical solutions that keep its clients on top of their immediate needs – and well ahead of the strategic curve. For more information, visit www.montrose-env.com.

Forward‐Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “intend,” “expect”, and “may”, and other similar expressions that predict or indicate future events or that are not statements of historical matters. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

Rodny Nacier

(949) 988-3383

ir@montrose-env.com

Media Relations:

Doug Donsky

(646) 361-1427

Montrose@icrinc.com

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
REVENUES	$131,428	$134,680
COST OF REVENUES (exclusive of depreciation and amortization shown below)	81,633	88,386
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	49,613	41,807
FAIR VALUE CHANGES IN BUSINESS ACQUISITIONS CONTINGENT CONSIDERATION	(398)	(21)
DEPRECIATION AND AMORTIZATION	10,555	12,144
LOSS FROM OPERATIONS	(9,975)	(7,636)
OTHER (EXPENSE) INCOME
Other (expense) income	(1,836)	2,461
Interest expense—net	(1,541)	(1,092)
Total other (expense) income—net	(3,377)	1,369
LOSS BEFORE EXPENSE FROM INCOME TAXES	(13,352)	(6,267)
INCOME TAX EXPENSE	1,367	1,269
NET LOSS	$(14,719)	$(7,536)
EQUITY ADJUSTMENT FROM FOREIGN CURRENCY TRANSLATION	12	81
COMPREHENSIVE LOSS	(14,707)	(7,455)
CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK DIVIDEND	(4,100)	(4,100)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(18,819)	(11,636)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING— BASIC AND DILUTED	29,857	29,662
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS— BASIC AND DILUTED	$(0.63)	$(0.39)

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,794	$89,828
Accounts receivable—net	85,472	94,711
Contract assets	53,563	52,403
Prepaid and other current assets	15,178	10,986
Total current assets	231,007	247,928
NON-CURRENT ASSETS:
Property and equipment—net	40,685	36,045
Operating lease right-of-use asset—net	31,214	26,038
Finance lease right-of-use asset—net	11,391	9,840
Goodwill	326,498	323,868
Other intangible assets—net	137,271	142,107
Other assets	5,111	6,088
TOTAL ASSETS	$783,177	$791,914
LIABILITIES, CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	55,420	63,412
Accrued payroll and benefits	16,352	20,528
Business acquisitions contingent consideration, current	4,734	3,801
Current portion of operating lease liabilities	8,570	7,895
Current portion of finance lease liabilities	4,130	3,775
Current portion of long-term debt	13,125	12,031
Total current liabilities	102,331	111,442
NON-CURRENT LIABILITIES:
Business acquisitions contingent consideration, long-term	3,121	4,454
Other non-current liabilities	3	13
Deferred tax liabilities—net	7,111	5,742
Conversion option	26,636	25,731
Operating lease liability—net of current portion	24,093	19,437
Finance lease liability—net of current portion	7,507	6,486
Long-term debt—net of deferred financing fees	149,342	152,494
Total liabilities	$320,144	$325,799
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK $0.0001 PAR VALUE—
Authorized, issued and outstanding shares: 17,500 at March 31, 2023 and December 31, 2022; aggregate liquidation preference of $182.2 million at March 31, 2023 and December 31, 2022	152,928	152,928
STOCKHOLDERS’ EQUITY:
Common stock, $0.000004 par value; authorized shares: 190,000,000 at March 31, 2023 and December 31, 2022; issued and outstanding shares: 29,961,364 and 29,619,921 at March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	504,301	492,676
Accumulated deficit	(194,216)	(179,497)
Accumulated other comprehensive income	20	8
Total stockholders’ equity	310,105	313,187
TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$783,177	$791,914

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net loss	$(14,719)	$(7,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision (recovery) for bad debt	444	(528)
Depreciation and amortization	10,555	12,144
Amortization of right-of-use asset	2,491	2,271
Stock-based compensation expense	13,035	10,425
Fair value changes in financial instruments	1,873	(2,449)
Fair value changes in business acquisition contingencies	(398)	(21)
Deferred income taxes	1,367	1,269
Other	458	143
Changes in operating assets and liabilities—net of acquisitions:
Accounts receivable and contract assets	9,615	10,037
Prepaid expenses and other current assets	(3,363)	(1,776)
Accounts payable and other accrued liabilities	(11,643)	(12,852)
Accrued payroll and benefits	(4,350)	(7,876)
Payment of contingent consideration	—	(19,457)
Change in operating leases	(2,336)	(2,122)
Net cash provided by (used in) operating activities	3,029	(18,328)
INVESTING ACTIVITIES:
Purchases of property and equipment	(4,134)	(262)
Proprietary software development and other software costs	(638)	(50)
Proceeds from insurance	75	266
Payment of purchase price true ups	(505)	(631)
Cash paid for acquisitions—net of cash acquired	(6,525)	(14,328)
Net cash used in investing activities	(11,727)	(15,005)
FINANCING ACTIVITIES:
Repayment of term loan	(2,188)	(4,375)
Payment of contingent consideration	(27)	(10,543)
Repayment of finance leases	(1,029)	(943)
Proceeds from issuance of common stock for exercised stock options	2,690	429
Dividend payment to the Series A-2 shareholders	(4,100)	(4,100)
Payments of deferred offering costs	—	(183)
Net cash used in financing activities	(4,654)	(19,715)
CHANGE IN CASH AND CASH EQUIVALENTS	(13,352)	(53,048)
Foreign exchange impact on cash balance	318	98
CASH AND CASH EQUIVALENTS:
Beginning of year	89,828	146,741
End of period	$76,794	$93,791
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest	$1,347	$184
Cash paid for income tax	$155	$—
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued purchases of property and equipment	$3,096	$1,144
Property and equipment purchased under finance leases	$2,405	$512
Acquisitions unpaid contingent consideration	$7,855	$6,995

MONTROSE ENVIRONMENTAL GROUP, INC.

SEGMENT REVENUES AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023			2022
			Segment			Segment
	Segment		Adjusted	Segment		Adjusted
	Revenues		EBITDA(1)	Revenues		EBITDA(1)(4)
Assessment, Permitting and Response	$52,214		$14,266	$45,600		$9,623
Measurement and Analysis	42,527	(2)	6,387	39,761	(2)	6,322	(3)
Remediation and Reuse	36,687		5,278	49,319		7,993
Total Operating Segments	131,428		25,931	134,680		23,938
Corporate and Other	—		(9,328)	—		(7,487)
Total	$131,428		$16,603	$134,680		$16,451

_____________________________________

(1) For purposes of evaluating segment profit, the Company’s chief operating decision maker reviews Segment Adjusted EBITDA as a basis for making the decisions to allocate resources and assess performance. See Note 18 to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q.

(2) Includes revenue of $1.4 million and $5.6 million from the lab we are discontinuing, for the three months ended March 31, 2023 and March 31, 2022, respectively.
(3) Includes Adjusted EBITDA of $1.3 million from the lab we are discontinuing.

(4) Includes the adjustment of start-up losses and investment in new services of $0.8 million. Beginning in the first quarter of 2023, the calculation of Segment Adjusted EBITDA no longer adjusts for start-up losses and investment in new services. See Note 18 to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

In addition to our results under GAAP, in this release we also present certain other supplemental financial measures of financial performance that are not required by, or presented in accordance with, GAAP, including, Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share. We calculate Consolidated Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other items, including stock-based compensation expense and acquisition-related costs, as set forth in greater detail in the table below. We calculate Adjusted Net Income (Loss) as net income (loss) before amortization of intangible assets, stock-based compensation expense, fair value changes to financial instruments and contingent earnouts, discontinuing specialty lab, and other gain or losses, as set forth in greater detail in the table below. Adjusted Net Income (Loss) per Share represents Adjusted Net Income (Loss) attributable to stockholders divided by the weighted average number of shares of common stock outstanding during the applicable period.

Consolidated Adjusted EBITDA is one of the primary metrics used by management to evaluate our financial performance and compare it to that of our peers, evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions and in connection with our executive incentive compensation. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share are useful metrics to evaluate ongoing business performance after interest and tax. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results because they allow for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, and, in the case of Consolidated Adjusted EBITDA, by excluding items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments.

These non-GAAP measures do, however, have certain limitations and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measure derived in accordance with GAAP. Our presentation of Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items for which we may make adjustments. In addition, Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share may not be comparable to similarly titled measures used by other companies in our industry or across different industries, and other companies may not present these or similar measures. Management compensates for these limitations by using these measures as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single measure and to view Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share in conjunction with the related GAAP measures.

Additionally, we have provided estimates regarding Consolidated Adjusted EBITDA for 2023. These projections account for estimates of revenue, operating margins and corporate and other costs. However, we cannot reconcile our projection of Consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, without unreasonable efforts because of the unpredictable or unknown nature of certain significant items excluded from Consolidated Adjusted EBITDA and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income (loss). Specifically, we are unable to estimate for the future impact of certain items, including income tax (expense) benefit, stock-based compensation expense, fair value changes and the accounting for the issuance of the Series A-2 preferred stock. We expect the variability of these items could have a significant impact on our reported GAAP financial results.

In this release we also reference our organic growth. We define organic growth as the change in revenues excluding revenues from CTEH, from acquisitions for the first twelve months following the date of acquisition and excluding revenues from businesses held for sale, disposed of or discontinued. As a result of the potential annual volatility in CTEH’s revenues due to the emergency response aspect of their business, we will no longer be including CTEH revenues in the calculation of organic growth. Management uses organic growth as one of the means by which it assesses our results of operations. Organic growth is not, however, a measure of revenue growth calculated in accordance with U.S. generally accepted accounting principles, or GAAP, and should be considered in conjunction with revenue growth calculated in accordance with GAAP. We have grown organically and expect to continue to do so.

Montrose Environmental Group, Inc.

Reconciliation of Net Loss to Adjusted Net Income

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(14,719)	$(7,536)
Amortization of intangible assets(1)	7,240	9,419
Stock-based compensation (2)	13,035	10,425
Acquisition costs (3)	775	467
Fair value changes in financial instruments (4)	1,873	(2,449)
Expenses related to financing transactions (5)	4	7
Fair value changes in business acquisition contingencies (6)	(398)	(21)
Discontinuing Specialty Lab (7)	2,436	—
Other losses and expenses (8)	134	267
Tax effect of adjustments (9)	(7,028)	(5,072)
Adjusted Net Income	$3,352	$5,507
Preferred Dividend Series A-2	(4,100)	(4,100)
Adjusted Net (Loss) Income attributable to stockholders	$(748)	$1,407

Net Loss per share attributable to stockholders	$(0.63)	$(0.39)
Adjusted Net (Loss) Income per share(10)	$(0.03)	$0.05
Diluted Adjusted Net (Loss) Income per share(11)	$(0.02)	$0.04

Weighted average common shares outstanding	29,857	29,662
Fully diluted shares	35,891	35,795

___________________________________

(1) Represents amortization of intangible assets.

(2) Represents non-cash stock-based compensation expenses related to (i) option awards issued to employees, (ii) restricted stock grants issued to directors and selected employees, (iii) and stock appreciation rights grants issued to selected employees.

(3) Includes financial and tax diligence, consulting, legal, valuation, accounting and travel costs and acquisition-related incentives related to our acquisition activity.

(4) Amounts relate to the change in fair value of the interest rate swap instrument and the embedded derivative attached to the Series A-2 preferred stock.

(5) Amounts represent non-capitalizable expenses associated with refinancing and amending our debt facilities.

(6) Amounts reflect the difference between the expected settlement value of acquisition related earn-out payments at the time of the closing of acquisitions and the expected (or actual) value of earn-outs at the end of the relevant period.

(7) Amounts consist of operating losses before depreciation related to the lab we are discontinuing.

(8) In 2023 and 2022, amounts include costs associated the aviation loss and the closing of a lab, respectively.

(9) Applies Montrose's marginal tax rate of 28.0% to non-GAAP adjustments above, which are each pre-tax.

(10) Represents Adjusted Net (Loss) Income attributable to stockholders divided by the weighted average common shares outstanding.

(11) Represents Adjusted Net (Loss) Income attributable to stockholders divided by fully diluted shares.

Montrose Environmental Group, Inc.

Reconciliation of Net Loss to Consolidated Adjusted EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(14,719)	$(7,536)
Interest expense	1,541	1,092
Income tax expense	1,367	1,269
Depreciation and amortization	10,555	12,144
EBITDA	$(1,256)	$6,969
Stock-based compensation (1)	13,035	10,425
Start-up losses and investment in new services (2)	—	786
Acquisition costs (3)	775	467
Fair value changes in financial instruments (4)	1,873	(2,449)
Expenses related to financing transactions (5)	4	7
Fair value changes in business acquisition contingencies (6)	(398)	(21)
Discontinuing Specialty Lab (7)	2,436	—
Other losses and expenses (8)	134	267
Consolidated Adjusted EBITDA	$16,603	$16,451

___________________________________

(1) Represents non-cash stock-based compensation expenses related to (i) option awards issued to employees, (ii) restricted stock grants issued to directors and selected employees, (iii) and stock appreciation rights grants issued to selected employees.

(2) Represent start-up losses related to losses incurred on (i) the expansion of lab testing methods and lab capacity, including into new geographies, (ii) introduction of new software and consulting service lines (iii) expansion into Europe in advance of projects driven by new regulations. Beginning in the second quarter of 2022, the calculation of Consolidated Adjusted EBITDA no longer adjusts for start-up losses and investment in new services. See the Company's Q2 2022 earnings release dated August 8, 2022 for a discussion of the change in methodology.

(3) Includes financial and tax diligence, consulting, legal, valuation, accounting and travel costs and acquisition-related incentives related to our acquisition activity.

(4) Amounts relate to the change in fair value of the interest rate swap instrument and the embedded derivative attached to the Series A-2 preferred stock.

(5) Amounts represent non-capitalizable expenses associated with refinancing and amending our debt facilities.

(6) Reflects the difference between the expected settlement value of acquisition related earn-out payments at the time of the closing of acquisitions and the expected (or actual) value of earn-outs at the end of the relevant period.

(7) Amounts consist of adjusted EBITDA add backs related to the lab we are discontinuing.

(8) In 2023 and 2022, amounts include costs associated the aviation loss and the closing of a lab, respectively.